UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 15, 2018

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2018, Credit Acceptance Corporation (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) executed the Third Amendment to Loan and Security Agreement (the “Warehouse Amendment”), dated as of August 15, 2018, among the Company, CAC Warehouse Funding LLC V, Fifth Third Bank and Systems & Services Technologies, Inc. The Warehouse Amendment has extended the date on which the facility will cease to revolve from August 18, 2019 to August 17, 2021. The maturity of the facility was also extended from August 18, 2021 to August 17, 2023. The interest rate on borrowings under the facility has been decreased from LIBOR plus 225 basis points to LIBOR plus 190 basis points. There were no other material changes to the terms of the facility.

As of August 15, 2018, we did not have a balance outstanding under the facility. The terms and conditions of this transaction are set forth in the agreements attached hereto as Exhibit 4.95 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On August 15, 2018, we issued a press release announcing the execution of the Warehouse Amendment. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
4.95 Third Amendment to Loan and Security Agreement, dated as of August 15, 2018 among the Company, CAC Warehouse Funding LLC V, Fifth Third Bank and Systems & Services Technologies, Inc.

99.1 Press Release dated August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: August 17, 2018	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer